UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 22, 2018

CONSTELLATION BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 High Point Drive, Building 100, Victor, NY 14564

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (585) 678-7100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                             ☐

Item 8.01	Other Events.

On October 22, 2018, Constellation Brands, Inc. (the “Company”) and certain subsidiary guarantors (the “Guarantors”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. LLC, and J.P. Morgan Securities LLC, for themselves and as representatives of the underwriters named therein (the “Underwriters”) for the sale by the Company of $2.150 billion aggregate principal amount of Senior Notes, consisting of (i) $650.0 million of Senior Floating Rate Notes due 2021; (ii) $500.0 million of 4.400% Senior Notes due 2025 for a public offering price of 99.812% of the principal amount of such notes; (iii) $500.0 million of 4.650% Senior Notes due 2028 for a public offering price of 99.720% of the principal amount of such notes; and (iv) $500.0 million of 5.250% Senior Notes due 2048 for a public offering price of 99.592% of the principal amount of such notes (collectively, the “Notes”). The purchase of the Notes by the Underwriters is scheduled to close on October 29, 2018, subject to customary closing conditions. The Company intends to use the net proceeds from this offering, together with borrowings under its senior term credit facility and commercial paper program, and cash on hand to finance the Company’s pending incremental investment in Canopy Growth Corporation for approximately C$5.1 billion, or approximately $4 billion.

The Company has filed with the Securities and Exchange Commission a Prospectus dated May 2, 2017 and a Prospectus Supplement for the Notes dated October 22, 2018, each of which forms a part of the Company’s Registration Statement on Form S-3 (File No. 333-217584) (the “Registration Statement”) in connection with the public offering of the Notes. The Company is filing the item listed below as an exhibit to this Current Report on Form 8-K for the purpose of incorporating it as an exhibit to the Registration Statement.

In connection with the offering of the Notes, the legal opinion as to the legality of the Notes sold is being filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01 and into the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 22, 2018, among the Company, the guarantors named therein, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. LLC, and J.P. Morgan Securities LLC, for themselves and as representatives of the several underwriters named therein.

5.1	Opinion of McDermott Will & Emery LLP dated October 25, 2018.

23.1	Consent of McDermott Will & Emery LLP (included in the legal opinion filed as Exhibit 5.1 to this Current Report on Form 8-K).

INDEX TO EXHIBITS

Exhibit No.	Description

(1)	UNDERWRITING AGREEMENT

(1.1)	Underwriting Agreement, dated October 22, 2018, among the Company, the guarantors named therein, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. LLC, and J.P. Morgan Securities LLC, for themselves and as representatives of the several underwriters named therein (filed herewith).

(5)	OPINION RE LEGALITY

(5.1)	Opinion of McDermott Will & Emery LLP dated October 25, 2018 (filed herewith).

(23)	CONSENTS OF EXPERTS AND COUNSEL

(23.1)	Consent of McDermott Will & Emery LLP (included in the legal opinion filed as Exhibit 5.1 to this Current Report on Form 8-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2018	CONSTELLATION BRANDS, INC.

	By:	/s/ David Klein
David Klein
Executive Vice President and Chief Financial Officer